Industrial Management & Equity Limited
                        28 Welbeck Street, London W1G 8EW
                      Tel: 020 7224 5091 Fax: 020 7224 5093





20 September 2004




Robert Oldham
President
Cancer Therapeutics Inc.
210 W. Hansell St.
Thomasville, GA 31792

Dear Mr. Oldham,

 You are hereby authorised and directed to issue shares of Cancer Therapeutics, Inc. ("the Company") which are required to be issued pursuant to that certain agreement between the Company and Industrial Management & Equity Limited and its nominated affiliates ("Industrial Management") dated 20 September 2004, to a trust of which Lyndon Gaborit and/or his family members are the beneficiaries, or to such other nominee as may be designated by Industrial Management.

Yours sincerely,



/s/ Lyndon Gaborit

Lyndon Gaborit
Managing Director of
Industrial Management & Equity Limited

We hereby agree to observe and be bound by the engagement and terms and conditions of Industrial Management as set out in the attachment.


/s/ Robert Oldham
---------------------                               -------------
Signed                                              Date
Robert Oldham
Cancer Therapeutics, Inc.

Duly authorised for and on behalf of Cancer Therapeutics Inc.



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                                       3


SCHEDULE to a fee letter from Industrial Management Limited to

Cancer Therapeutics Inc. (the "Company")

Dated 20 September 2004

The following general terms and conditions shall apply in relation to and be deemed to be incorporated into the fee letter by reference. Words defined in the letter of engagement shall have the same meaning in this Schedule, save where the context otherwise requires.

1.  Financial Services Authority
Industrial Management is not authorised by the Financial Services Authority ("FSA") and only conducts those tasks of a strategic planning and negotiating nature that are acceptable under appropriate legislation.

2.  Definitions
In the fee letter and this schedule the following additional definitions shall have the meaning ascribed to them below:

"acquisition " means any transaction or series or combination of transactions whereby, directly or indirectly, control of, or any interest in, the company or business forming the subject matter of the Proposed Transaction or any of its assets is transferred to the Company (or as it directs) for consideration, including the formation of a joint venture, minority investment or partnership or undertaking or any similar transaction. Acquisition also includes the transfer for consideration of part only of the assets or undertaking of the company or business forming the subject matter of the Proposed Transaction;

"affiliate" means (i) any company, authorised by the FSA and nominated by Industrial Management which provides financial advice to the Company in relation to the Proposed Transaction (ii) any company in which Industrial Management or any company controlling, controlled by or under the same control as Industrial Management holds 20 per cent. or more of the shares carrying the right to attend and vote at a general meeting of such company or (iii) any company which shall be a holding company of Industrial Management from time to time;

"consideration" means the total value of all cash, securities, other property, and any other consideration, including without limitation, any contingent, earned or other consideration, paid or payable, directly or indirectly, in connection with an acquisition. Consideration shall also be deemed to include any indebtedness (including, without limitation, short-term and long-term indebtedness, pension liabilities, guarantees, finance leases and other obligations) assumed or to be assumed in connection with the acquisition. The value of any securities (whether debt or equity) or other property shall be determined as follows: (i) the value of securities that are freely tradable in an established public market shall be the last closing market price (or in the absence of such a closing price, the mid-price between the indicative bid and offer prices) on the business day prior to the public announcement of the acquisition; and (ii) the value of securities which are not freely tradable or which have no established public market or, if the consideration consists of property other than securities, the value of such other property shall be the fair market value thereof as mutually agreed by the Company and Industrial Management (or, if they are unable to agree, by Independent appraisal by an appraiser appointed by Industrial Management). If the consideration to be paid is computed in any currency other than Pounds Sterling, the value of such currency shall, for the purposes hereof, be converted into Pounds Sterling at the prevailing exchange rate on the date or dates on which such consideration is to be invoiced;

3.  Provision of Information and Confidentiality
The following terms will govern the treatment of information and advice supplied by the parties under the terms of this letter of engagement:

     a) The Company will provide Industrial Management with such information as is necessary and appropriate in order to provide the services specified in this fee letter. Industrial Management will keep confidential and not use, other than in connection with the Proposed
          Transaction, any information which is not in the public domain or until such information enters the public domain, save that Industrial Management shall where so required be entitled to disclose any information known to it or its affiliates, and to produce documents and other materials in its or their possession or under its or their control, relating to the Proposed Transaction or any related matter to any Court, Tribunal, or other regulatory body under whose regulation Industrial Management, its affiliates or the Company falls from time to time; and

     b) The Company recognises and acknowledges that Industrial Management will use and rely primarily on the information provided to it by the Company or its other advisers without having independently verified the accuracy thereof and the Company accepts that Industrial Management does not assume responsibility for the accuracy or completeness of such information.

4.       Indemnity
The Company hereby agrees with Industrial Management for itself and on trust for each of the others referred to below:

     a) To indemnify and hold harmless Industrial Management and its affiliates, and their respective directors, officers, agents and employees (" Indemnified Persons " or " Indemnified Person " as the case may be) from and against any and all losses, costs, claims, actions, expenses, judgements, charges, proceedings, liabilities and damages (" Claim" or "Claims " as the case may be) which an Indemnified Person may suffer or incur (including, without limitation, all costs, charges and expenses which any Indemnified Person may suffer or incur in disputing or investigating any such Claim, whether or not such Claim is successful, compromised or settled ) arising directly or indirectly out of or in connection with the services provided under the fee letter and will reimburse Industrial Management and any Indemnified Person for all time, costs and expenses incurred in connection with investigating, preparing for or defending any such Claim or other proceeding whether or not Industrial Management or any Indemnified Person is named as a party thereto and whether or not any liability results therefrom.

     b) That neither Industrial Management nor any other Indemnified Person shall have any liability (whether direct or indirect, in contract tort or otherwise) to the Company or its shareholders or any holding company of the Company or any subsidiary or subsidiary of such holding company or their respective directors, officers, employees or agents for or in connection with the engagement except for any such liability for claims, liabilities, losses, damages or expenses incurred by the Company which arise from Industrial Management's failure to exercise the degree of skill, care and diligence required of it under the Act in the provision of investment business services and investment advice.

5.       E-Mail
Where information or data is transferred by e-mail in pursuance of any provision of this Agreement the transmitting party shall not be required to cause or procure the encryption of such information or data or the integrity of the transmission (other than the correct addressing thereof) and any discovery by a third party of the contents thereof or of any part thereof shall not be a breach of the above confidentiality provisions.

6.  Validity of Instructions
Industrial Management shall be entitled to assume that any instructions in relation to the Proposed Transaction have been properly authorised by the Company if they are given or purport to be given by an individual or person who is or purports to be or is reasonably believed by Industrial Management to be a director, employee or authorised agent of the Company;

7.  Interests of Affiliates
The Company accepts that Industrial Management's affiliates are engaged in the provision of a wide range of financial services including the giving of investment and other advice and may have an interest in, or conflict of duty in relation to, any transaction or matter which relates to the Proposed Transaction or to the services which are to be provided to the Company hereunder or may have a client or clients whose interests may give rise to such a conflict.

8.  Independent Contractor
Industrial Management is an independent contractor, not the Company's employee. Industrial Management's employees or contract personnel are not the Company's employees. Industrial Management and the Company agree to the following terms and conditions consistent with an independent contractor relationship:

     a) This agreement is non-exclusive, and Industrial Management has the right to perform services for others during the term of this Agreement, provided such services are not in conflict with the services to be performed by Industrial Management hereunder.

     b) Industrial Management has the sole right to control and direct the means, manner and method by which the services required by this Agreement will be performed.

     c) Industrial Management has the right to perform the services required by this Agreement at any place, location or time.

     d) Industrial Management will furnish all equipment and materials used to provide the services required by this Agreement.

     e)   Industrial   Management   has  the   right  to  hire   assistants   as
          subcontractors, or to use employees to provide the services required by this Agreement, without the approval of the Company.

     f) Neither Industrial Management nor Industrial Management's employees or contract personnel shall receive any training from the Company in the skills necessary to perform the services required by this Agreement.

     g) The Company shall not require Industrial Management or Industrial Management's employees or contract personnel to devote full time to performing the services required by this Agreement.

9.       Deductions and Withholdings
All sums payable to Industrial Management or to any Indemnified Person shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as shall be required to ensure that the net amount received by Industrial Management or that Indemnified Person will equal the full amount which would have been received by it had no such deduction or withholding been made.

If the British Inland Revenue or any other taxing authority brings into charge to tax any sum payable to Industrial Management or any Indemnified Person by way of reimbursement or indemnity, the amount so payable shall be grossed up by such amount as will ensure that after deduction of the tax so chargeable (ignoring for this purpose the availability of any relief or other deductions available to Industrial Management or such Indemnified Person) there shall be left a sum equal to the amount that would otherwise be payable hereunder as a result of such reimbursement or indemnity.

9.  Privacy of Advice
The Company acknowledges and agrees that any advice provided by Industrial Management under the terms of this letter of engagement is provided solely for the benefit of the Company and its affiliates in relation to the Proposed Transaction and may not be used or relied upon in relation to any other matter or be disclosed to any other party without the prior written consent of Industrial Management.

10. Period and Scope of Arrangement

This Agreement shall commence on the date of the engagement letter and will continue in force until determined:

     a) Within 30 days of Industrial Management giving notice to the Company in writing; or

     b) Within 30 days of the Company giving notice in writing to Industrial Management, with or without cause; save that the monthly retainer be for a minimum period of 6 months, or

     c)   Until replaced by a later Agreement.

All or any business dealings between the Company and Industrial Management are subject to this Agreement.

     a) Following termination, Industrial Management shall be entitled to recover all fees, costs and disbursements due and owing to them under this letter of engagement up to and including the date of termination. In addition, Industrial Management shall also be entitled to receive the success related fee, as set out in clause 2 b) of the letter engagement, computed pro-rata from the date of successful completion of a transaction up to and including the date of termination;

     b) A termination under this letter of engagement will not restrict the obligations of the Company to Industrial Management under paragraph 4 of this letter of engagement.

     c) If within 12 months of a termination under this letter of engagement, the Company enters into an agreement to sell, acquire, raise finance or enter any transaction as envisaged by this letter of engagement, with a party which had been introduced to the Company by Industrial Management, then Industrial Management will be entitled to recover all fees which would have been payable to it if the transaction contemplated by this letter of engagement had completed prior to termination.

11.      Complaints

Industrial Management undertakes that any complaint made in writing by the Company will be investigated by Industrial Management. Complaints should be addressed to The Managing Director, Industrial Management 28 Welbeck Street, London W1G 8EW.

                                       7
12. Notices

     (a) Any notice or demand given or served under this letter of engagement shall be in writing and shall be duly expressed to be a notice under this letter of engagement and will be deemed duly given or served if sent by facsimile at the time of transmission (subject to the correct code or facsimile number being received), or if posted, 48 hours after the time at which it was posted or, if delivered by hand, at the time of delivery if such a day is a Business Day (where Business Day means a day other than a Saturday or Sunday during normal business hours only and excludes bank holidays and public holidays) in London or if such day is not a Business Day on the next following Business Day, to the party to whom it is to be given or served at its address or facsimile number as set out below or such other address or facsimile number as such party may have previously communicated for such purpose by notice to the party giving such notice or demand. The addresses and facsimile numbers for service on the parties to this letter of engagement are:

         The Company:               As stated at the end of this Schedule.

         Industrial Management:     Address:      28 Welbeck Street, London W1
                                    Attention:    The Managing Director
                                    Facsimile Number:+44 20 7224 5093

     (b) Any party giving or serving a notice under this letter of engagement by facsimile shall, but without prejudice to the validity of the notice given, send a copy of the notice by pre-paid registered post to the party receiving such notice to that party's address set out above or to such other address as such party shall have previously communicated by notice to the party in accordance with this letter of engagement.

13. Severability

If any term or provision of this letter of engagement shall be held to be illegal or unenforceable, in whole or in part, such term or provision or part shall to that extent be deemed not to form part of this letter of engagement and the enforceability of the remainder of this letter of engagement shall not be affected.

14.  Amendment and Governing Law

This letter, which may not be amended except in writing by both parties, represents the entire agreement between the parties and shall be governed by and construed in accordance with the laws of England and shall be subject to the jurisdiction of the British Courts.



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                                       8

Accepted and acknowledged for and on behalf of the Company:

--------------------------------

Name:    Robert Oldham
         ------------------------------------

Position: President
         ------------------------------------

Company Fax Number for Notices: __________________

Address of Company Registered Office: 412 Chelsa Cove, Franklin, TN 37064
                                      -----------------------------------

Address of Company for Notices (if different):
                                                ---------------------------